Exhibit 10.48

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

LICENSE, MARKETING AND DEVELOPMENT AGREEMENT

BY AND BETWEEN

ANTHROGENESIS CORPORATION, D/B/A CCT

AND

ALLIQUA, INC.

NOVEMBER 14, 2013

TABLE OF CONTENTS

Article 1 DEFINITIONS		1

Article 2 LICENSES		10

2.1	License to Alliqua.	10

2.2	Exclusivity.	10

2.3	Alliqua Sublicense Rights.	11

2.4	Third Party Licenses.	11

2.5	CCT Retained Rights	12

2.6	Right of First Offer.	12

Article 3 GOVERNANCE		13

3.1	Joint Steering Committee.	13

3.2	Alliance Managers.	15

3.3	Commercial Launch Team	15

3.4	Promotional Materials.	15

Article 4 DEVELOPMENT		15

4.1	Joint Development Plan; Alliqua Activities.	15

4.2	Records and Reports.	16

4.3	Subcontracts	16

Article 5 REGULATORY MATTERS		18

5.1	Regulatory Activities.	18

5.2	Regulatory Reports; Meetings with Regulatory Authorities.	18

5.3	Regulatory Costs.	18

5.4	Notification of Threatened Action.	19

5.5	Adverse Event Reporting and Safety Data Exchange.	19

5.6	Remedial Actions.	19

5.7	Rebate Processing and Government Price Reporting.	20

Article 6 COMMERCIALIZATION		20

6.1	Commercialization Responsibilities.	20

6.2	Commercialization Plan.	20

6.3	Commercial Diligence.	21

6.4	Records and Reports.	21

6.5	Commercialization Outside the Territory.	21

Article 7 COMPENSATION		21

7.1	Annual License Fee.	22

7.2	Milestone Payments.	22

7.3	Royalties.	22

7.4	Market Condition Change.	23

7.5	Payment Method; Late Payments.	23

7.6	Records	23

7.7	Audits.	23

7.8	Taxes.	24

7.9	Annual Fee on Medical Device Manufacturers and Importers.	24

Article 8 INTELLECTUAL PROPERTY MATTERS		24

8.1	Prosecution of Patents.	24

8.2	Inventions Generally.	25

8.3	Enforcement of CCT Patents.	25

8.4	Infringement of Third Party Rights in the Territory.	26

8.5	Patent Marking.	27

8.6	Trademarks.	27

Article 9 REPRESENTATIONS AND WARRANTIES; COVENANTS		28

9.1	Mutual Representations and Warranties	28

9.2	Additional Representations and Warranties of CCT	29

9.3	Mutual Covenants.	30

9.4	Disclaimer.	30

Article 10 INDEMNIFICATION		31

10.1	Indemnification by CCT	31

10.2	Indemnification by Alliqua	31

10.3	Indemnification Procedures.	31

10.4	Limitation of Liability	32

10.5	Insurance	32

Article 11 CONFIDENTIALITY		33

11.1	Confidentiality.	33

11.2	Authorized Disclosure	33

11.3	Return of Confidential Information	33

11.4	Publicity; Terms of the Agreement; Confidential Treatment.	34

11.5	Technical Publication.	35

11.6	Equitable Relief.	35

Article 12 TERM AND TERMINATION		35

12.1	Term.	35

12.2	Termination by CCT.	35

12.3	Termination for Breach.	36

12.4	Termination for Bankruptcy Code.	37

12.5	Termination for Safety, Legal or Economic Risks.	37

12.6	Effect of Termination.	38

12.7	Survival	40

Article 13 DISPUTE RESOLUTION		40

13.1	Disputes.	40

13.2	Internal Resolution.	40

13.3	Patent and Trademark Disputes.	40

13.4	Equitable Relief	40

Article 14 MISCELLANEOUS		40

14.1	Entire Agreement; Amendment.	40

14.2	Force Majeure.	41

14.3	Notices.	41

14.4	No Strict Construction; Headings	42

14.5	Assignment	42

14.6	Performance by Affiliates.	43

14.7	Further Actions.	43

14.8	Severability.	43

14.9	No Waiver.	43

14.10	Independent Contractors.	43

14.11	Governing Law.	43

14.12	Counterparts.	44

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

LICENSE, MARKETING AND DEVELOPMENT AGREEMENT

This License, MARKETING AND DEVELOPMENT Agreement (the “Agreement”) is entered into as of November 14, 2013 (the “Effective Date”) by and between Anthrogenesis Corporation, d/b/a CELGENE CELLULAR THERAPEUTICS (“CCT”), a New Jersey corporation having a principal place of business at 33 Technology Drive, 2nd Floor, Warren, NJ 07059 (“CCT”), and Alliqua, INC., a Florida corporation having a principal place of business at 2150 Cabot Boulevard West, Langhorne, Pennsylvania (“Alliqua”). Alliqua and CCT may each be referred to as a “Party” or collectively be referred to as the “Parties”.

RECITALS

Whereas, CCT owns or has rights to placental based products, including intellectual property relating thereto, and is willing to license such intellectual property to Alliqua, and Alliqua desires to accept such license;

Whereas, CCT and Alliqua desire to establish a collaboration for the development and commercialization of Licensed Products in the Field in the Territory (each, as defined below), in accordance with the terms and conditions set forth herein; and

Whereas, concurrently with the signing of this Agreement, Celgene Corporation (“Investor”) and Alliqua are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Investor intends to purchase certain securities of Alliqua.

Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1
DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated elsewhere in this Agreement (and derivative forms of them shall be interpreted accordingly). The terms “include,” “includes,” “including” and derivative forms of them shall be deemed followed by the phrase “without limitation” regardless of whether such phrase appears there (and with no implication being drawn from its inconsistent inclusion or non-inclusion).

“510(k)” means a marketing authorization issued by the FDA pursuant to Section 510(k) of the Act, whereby the FDA clears a medical device for sale in the United States, determining that the medical device is substantially equivalent to legally marketed predicate devices.

“Accounting Standards” has the meaning set forth in the definition of Net Sales.

“Acquired Entity” has the meaning set forth in Section 2.2(d).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Acquiring Entity” has the meaning set forth in Section 2.2(c).

“Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidelines and requirements of the FDA as may be in effect from time to time.

“Additional Territory Transaction” has the meaning set forth in Section 6.5.

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person. For the purposes of this Agreement, neither Party shall be considered an Affiliate of the other, and the Affiliates of each Party shall not be considered Affiliates of the other Party or of any of such other Party’s Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Alliance Manager” has the meaning set forth in Section 3.2.

“Alliqua” has the meaning set forth in the Preamble.

“Alliqua Indemnitees” has the meaning set forth in Section 10.1.

“Alliqua Permitted Subcontractor” has the meaning set forth in Section 4.3(e).

“Alliqua Sublicense Agreement” has the meaning set forth in Section 2.3(a).

“Annual License Fee(s)” has the meaning set forth in Section 7.1.

“Audited Party” has the meaning set forth in Section 7.7.

“Auditing Party” has the meaning set forth in Section 7.7.

“Bankrupt Party” has the meaning set forth in Section 12.4.

“Bankruptcy Code” has the meaning set forth in Section 12.4.

“Base Purchase Price” means, with respect to a Licensed Product, (i) the purchase price of such Licensed Product on a per unit basis, as defined in the Supply Agreement, or (ii) if the Licensed Product is manufactured on Alliqua’s behalf by a Third Party in accordance with the Supply Agreement, the amount paid to such Third Party on a per unit basis for such Licensed Product, or (iii) if the Licensed Product is manufactured by Alliqua in accordance with the Supply Agreement, [****].

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Biovance” means decellularized, dehydrated human amniotic membrane, as produced according to the CCT Technology as of the Effective Date or thereafter, which are marketed under the Biovance name.

“Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in New York, New York.

“CCT” has the meaning set forth in the Preamble.

“CCT Indemnitees” has the meaning set forth in Section 10.2.

“CCT Know-How” means all Know-How Controlled by CCT as of the Effective Date or during the Term that is necessary or useful for the Development or Commercialization of the Licensed Products.

“CCT Mark(s)” has the meaning set forth in Section 8.6(b).

“CCT Patents” means (i) the Patents listed in Exhibit A and (ii) any other Patents in the Territory that issue from, or that claim the priority of, any of the Patents listed in Exhibit A in the Field in the Territory.

“CCT Technology” means the CCT Know-How and the CCT Patents.

“Claims” has the meaning set forth in Section 10.1.

“Cost of Goods Sold” or “COGS” means, with respect to Licensed Products, the cost of goods sold as determined in accordance with GAAP and as reflected on the published financial statements of Alliqua.

“Commercialization Plan” has the meaning set forth in Section 6.2.

“Commercialize” or “Commercialization” means to package (from bulk to finished form), label, market, promote, sell, offer for sale and/or distribute (but not to manufacture or have manufactured, except to the extent packaging and labeling hereunder is considered to be manufacturing).

“Commercially Reasonable Best Efforts” means, with respect to Alliqua’s activities under this Agreement, the carrying out of such activities with a level of effort and resources consistent with the commercially best reasonable practices of a similarly situated company in the pharmaceutical device industry that would be applied to the research, development, packaging, labeling or commercialization of a pharmaceutical product comparable to the Licensed Product at a similar stage of development or commercialization (but explicitly ignoring the royalty, milestone and other payments due CCT under this Agreement), provided that Alliqua’s effort with regard to the Development and Commercialization of each Licensed Product shall be no less strenuous than the effort exerted by [****] in the development and commercialization of any other present or future product or compound.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Competing Product” means any advanced biologic wound care biological skin substitute product [****] in the Field, other than a Licensed Product.

“Confidential Information” of a Party means any and all information of a confidential or proprietary nature disclosed by such Party to the other Party under this Agreement or under the Prior CDA, whether in oral, written, graphic or electronic form.

“Control” means, with respect to any particular Know-How or Patent, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such Know-How or Patent and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such Know-How or Patent on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“Cover” means, with respect to a particular item and a particular Patent, that such Patent claims or covers, in any of the countries of manufacture, use, and/or sale, (a) the composition of such item, any of its ingredients or formulations or any product containing or that is made using such item (by virtue of such product containing or being made using such item); (b) a method of making or using any of the foregoing things referred to in (a); (c) an item used or present in the manufacture of any of the foregoing things referred to in (a); and/or (d) the method by which such item was discovered or identified, or another item present during or used in such method.

“Covered Opportunity” has the meaning set forth in Section 2.6.

“Develop” or “Development” means activities that relate to developing a Licensed Product or a Competing Product, including clinical trials. Development (with respect to Licensed Products, but not Competing Products) shall exclude manufacturing, Commercialization, and obtaining and supporting Regulatory Clearances and/or Approvals.

“Development Costs” means the out-of-pocket and internal costs and expenses associated with particular Development activities for which Alliqua is responsible under each Joint Development Plan.

“Development Records” has the meaning set forth in Section 4.2.

“Dollar” or “$” means a USA dollar.

“ECMs” means extracellular matrix derived from the human placenta, as produced according to the CCT Technology as of the Effective Date or thereafter, which may be (but is not necessarily) formulated into [****],[****], or [****].

“Event of Bankruptcy” has the meaning set forth in Section 12.4.

“Executive Officer” means, with respect to CCT, its Chief Executive Officer or such Chief Executive Officer’s designee, or such other person holding a similar position designated by CCT from time to time, and with respect to Alliqua, its Chief Executive Officer or such Chief Executive Officer’s designee, or such other person holding a similar position designated by Alliqua from time to time.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“FD&C Act” means the USA Federal Food, Drug and Cosmetic Act, as amended.

“FDA” means the USA Food and Drug Administration or any successor entity.

“Field” means acute and chronic non-healing wounds: pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunnel/undermined wounds, surgical wounds (donor sites/grafts, dehiscence), trauma wounds (abrasions, lacerations, second degree burns, and skin tears), and draining wounds.

“First Commercial Sale” means, with respect to a Licensed Product, the first sale, transfer or disposition for value or for end use to a Third Party of such Licensed Product in a given regulatory jurisdiction after Regulatory Clearance and/or Approval has been obtained in such jurisdiction.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

“Government Price Reporting” has the meaning set forth in Section 5.7.

“Gross Margin” means Net Sales of a Licensed Product minus the Purchase Price, as determined in accordance with GAAP.

“Improvements” means an invention, idea, concept, formula, design, technique or improvement (whether or not patentable or subject to any other form of intellectual property right registration) to a Licensed Product developed, conceived or reduced to practice subsequent to the date hereof in the Field.

“Indemnified Party” has the meaning set forth in Section 10.3.

“Indemnifying Party” has the meaning set forth in Section 10.3.

“Infringement” has the meaning set forth in Section 8.3(a).

“Infringement Dispute” has the meaning set forth in Section 8.4(b).

“Initial Term” has the meaning set forth in Section 12.1.

“Investor” has the meaning set forth in the Recitals.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Joint Development Plan” means a plan established by the Parties as described in Section 4.1 setting forth the activities to be conducted by or on behalf of Alliqua to Develop the Licensed Products in accordance with the terms of Article 4.

“Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 3.1.

“JSC Dispute” has the meaning set forth in Section 3.1(c)(i).

“JSC Selected Subcontractor” has the meaning set forth in Section 4.3(b).

“JSC Selected Subcontractor Agreement” has the meaning set forth in Section 4.3(b).

“Know-How” means all technical information, data and know-how, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, expertise, materials, methods, protocols and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formula, and expertise.

“Launch Year” means, for each of Biovance and ECMs, (i) with respect to the first Launch Year, the 12-month period beginning on the first day of the calendar month immediately preceding the first anniversary of the First Commercial Sale of a Licensed Product and (ii) with respect to any subsequent Launch Year, the 12-month period beginning on the first day of the relevant anniversary of the first Launch Year. Solely by way of example, if the First Commercial Sale occurs on April 15, 2014, the first Launch Year shall commence on April 1, 2014 and each subsequent Launch Year shall commence on April 1 of each subsequent year.

“Launch Year Quarter” means the first three (3) calendar month period, second three (3) calendar month period, third three (3) calendar month period and fourth three (3) calendar month period, in each case, commencing with the first day of each Launch Year. Solely by way of example, if the Launch Year commences on April 1, 2014, the first Launch Year Quarter shall mean the period commencing on April 1 and ending on June 30, the second Launch Year Quarter shall mean the period commencing on July 1 and ending on September 30, the third Launch Year Quarter shall mean the period commencing on October 1 and ending on December 31 and the fourth Launch Year Quarter shall mean the period commencing January 1 and ending on March 31.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

“Liabilities” has the meaning set forth in Section 10.1.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Licensed Product” means each of Biovance and ECMs and any and all Improvements thereof; “Licensed Products” shall mean Biovance and ECMs, collectively.

“Management Change Transaction” has the meaning set forth in Section 2.2(c).

“Market Condition Change” means, for Biovance, at any time during the [****] of this Agreement, and for ECMs, at any time during the [****] after the First Commercial Sale thereof, factors outside the reasonable control of Alliqua, including supply shortages or outages, changes in any Governmental Authority or Regulatory Authority regulation or reimbursement rate, and/or any Regulatory Authority action which would adversely affect the Commercialization of such Licensed Product in any material respect.

“Market Condition Financial Terms” has the meaning set forth in Section 7.4.

“Milestone Event” has the meaning set forth in Section 7.2.

“Milestone Payment” has the meaning set forth in Section 7.2.

“Minimum Sales Threshold” has the meaning set forth in Section 12.2(b)(i).

“Negotiation Period” has the meaning set forth in Section 2.6.

“Net Sales” means, with respect to any Licensed Product, gross amounts invoiced by Alliqua or its Affiliates to Third Parties for the sale or other commercial disposition of such Licensed Product anywhere within the Territory, including sales to wholesale distributors, less deductions from such amounts calculated in accordance with the Accounting Standards so as to arrive at “net sales” under the Accounting Standards, and further reduced by write-offs of accounts receivables or increased for collection of accounts that were previously written off.

(a)          Net Sales, and any and all set-offs against gross amounts invoiced, shall be determined from books and records maintained in accordance with the Accounting Standards, consistently applied throughout the organization and across all products of the entity whose sales of any Licensed Product are giving rise to Net Sales. Sales or other commercial dispositions of Licensed Products between Alliqua and its Affiliates, and Licensed Products provided to Third Parties without charge, in connection with research and development, clinical trials, compassionate use, humanitarian and charitable donations, or indigent programs or for use as samples shall be excluded from the computation of Net Sales, and no payments will be payable on such sales or such other commercial dispositions, except where such an Affiliate is an end user of the Licensed Product.

(b)          If a Licensed Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product in arm’s length transactions in the relevant country.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(c)          Notwithstanding the foregoing, in the event a Licensed Product is sold as a Combination Product, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross invoice price of the royalty- bearing product if sold separately in a country and B is the gross invoice price of the other product(s) included in the Combination Product if sold separately in such country. If no such separate sales are made by Alliqua or its Affiliates in a country, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the relative value of the active components of such Combination Product.

As used in this definition: (i) “Accounting Standards” means GAAP (United States Generally Accepted Accounting Principles), and (ii) “Combination Product” means any product that comprises a Licensed Product sold in conjunction with another active component so as to be a combination product (whether packaged together or in the same therapeutic formulation).

“Non-Bankrupt Party” has the meaning set forth in Section 12.4.

“Notice of Interest” has the meaning set forth in Section 2.6.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means, collectively, (a) pending patent applications (and patents issuing therefrom), issued patents, regional patents, utility models and designs; and (b) reissues, divisions, substitutions, confirmations, renewals, extensions, provisionals, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, divisionals, or any Supplementary Protection Certificates or restoration of patent terms of or to any patents, patent applications, utility models or designs, in each case being enforceable within the applicable territory.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Prior CDA” means that certain Mutual Confidentiality Agreement between the Parties dated March 19, 2013.

“Product Marks” has the meaning set forth in Section 8.6(a).

“Promotional Materials” has the meaning set forth in Section 3.4.

“Purchase Price” means, with respect to a Licensed Product: (a) the Base Purchase Price; plus (b) to the extent not included in amounts paid under the Supply Agreement or a Third Party manufacturer and incurred by Alliqua in connection with the manufacture of such Licensed Product, any [****] and [****] incurred in connection with the procurement of such Licensed Product; plus (c) any and all reasonable and documented costs actually incurred by Alliqua to [****]; plus (d) all amounts paid by Alliqua in respect of [****] applied to the sale of such Licensed Product; in each case, as determined in accordance with GAAP.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Regulatory Clearances and/or Approvals” means all approvals necessary for the commercial sale of a Licensed Product for any indication in a given country or regulatory jurisdiction in the Territory, which shall include satisfaction of all applicable regulatory and notification requirements, and shall be deemed to include any stockpiling by any Governmental Authority for civilian or military use, but which shall exclude any pricing and reimbursement approvals.

“Regulatory Authority” means the FDA or any corollary agency or Governmental Authority involved in granting Regulatory Clearances and/or Approvals in any other country or jurisdiction in the Territory.

“Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Clearances and/or Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize a Licensed Product in a particular country or jurisdiction.

“Remedial Action” has the meaning set forth in Section 5.6.

“Renewal Term” has the meaning set forth in Section 12.1.

“Revenue” has the meaning set forth in Section 8.3(e).

“Royalty Term” has the meaning set forth in Section 7.3(b).

“Safety Data and Exchange Agreement” has the meaning set forth in Section 5.5.

“Sales Threshold Default” has the meaning set forth in Section 12.2(b)(i).

“Sales Threshold Default Notice” has the meaning set forth in Section 12.2(b)(i).

“Secretary Designee” has the meaning set forth in Section 3.1(d).

“Selected Subcontractor” has the meaning set forth in Section 4.3(a).

“Selected Subcontractor Agreement” has the meaning set forth in Section 4.3(a).

“Sell-Off Period” has the meaning set forth in Section 12.6(d).

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Subject Transaction” has the meaning set forth in Section 2.2(d).

“Supply Agreement” means that certain Supply Agreement entered into by the Parties, dated November 14, 2013.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Term” has the meaning set forth in Section 12.1.

“Territory” means USA.

“Third Party” means any Person not including the Parties or the Parties’ respective Affiliates.

“USA” or “United States” means the United States of America, including all possessions and territories thereof.

Article 2
LICENSES

2.1          License to Alliqua.

(a)          Subject to the terms and conditions of this Agreement, CCT hereby grants to Alliqua during the Term an exclusive, royalty-bearing license, with the right to sublicense solely as provided in Section 2.3, under the CCT Technology, to Develop and Commercialize, including to use, offer for sale and sell Licensed Products in the Field in the Territory. Alliqua shall not, and shall not permit any of its Affiliates to, use or practice any CCT Technology outside the scope of the license granted to it under this Section 2.1(a). CCT hereby expressly retains for itself and others exclusive rights under the CCT Technology to manufacture Licensed Products for Alliqua (it being understood and agreed that the Parties have entered into a Supply Agreement as of the Effective Date to address the supply of Licensed Products). For the avoidance of doubt, as of the Effective Date, the license grant set forth in this Section 2.1(a) is solely in connection with Alliqua’s right to Develop and Commercialize Licensed Products and is subject to CCT’s right to Develop ECMs pursuant to Section 4.1 below.

(b)          Alliqua may not enhance, decompile, disassemble, improve, modify, change, reverse assemble or reverse engineer Licensed Products or any part thereof, except as: (i) set forth in the Supply Agreement; (ii) expressly set forth in the applicable Joint Development Plan; or (iii) otherwise agreed to by the JSC.

2.2          Exclusivity.

(a)          As partial consideration for the grant of rights set forth in Section 2.1(a), Alliqua agrees that during the Term of this Agreement, it and its Affiliates shall not, directly or indirectly, Develop or Commercialize any Competing Product in the Territory.

(b)          Subject to Section 2.2(c) and 2.2(d), as partial consideration for the services to be performed by Alliqua hereunder, CCT agrees that during the Term of this Agreement, it shall not, directly or indirectly, Commercialize any Competing Product in the Territory.

(c)          Nothing in this Section 2.2 shall prohibit any Acquiring Entity of CCT or any of its respective Affiliates or sublicensees from continuing, furthering or performing (i) any activities in which it was engaged prior to the effective date of a Management Change Transaction or (ii) any activities relating to products developed by an Acquiring Entity or CCT (or any other Third Party) without accessing or practicing technology or information made available to Alliqua under this Agreement.  For purposes of this Section 2.2(c), (x) “Management Change Transaction” shall mean a transfer to a Third Party of all or substantially all of CCT’s assets to which this Agreement relates, or the merger or consolidation with, or acquisition of CCT by a Third Party and (y) “Acquiring Entity” shall mean such Third Party described in clause (x).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(d)          Nothing in this Section 2.2 shall prohibit CCT, Alliqua or any of their respective Acquired Entities from continuing, furthering or performing (i) any activities in which an Acquired Entity was engaged prior to the effective date of a Subject Transaction or (ii) any activities relating to products developed by an Acquired Entity, CCT or Alliqua (or any other Third Party) without accessing or practicing technology or information made available to Alliqua under this Agreement. For purposes of this Section 2.2(d), (x) “Subject Transaction” shall mean a transfer to CCT or Alliqua, as the case may be, by a Third Party of all or substantially all of such Third Party’s assets, or the merger or consolidation with, or acquisition of, a Third Party by CCT or Alliqua, as the case may be, and (y) “Acquired Entity” shall mean such Third Party described in clause (x).

2.3          Alliqua Sublicense Rights.

(a)          Alliqua shall have the right to grant sublicenses of the licenses granted in Section 2.1(a) to (i) its Affiliates without the consent of CCT and (ii) any Third Party for the sole purpose of providing services directly to Alliqua, so that Alliqua may perform its rights and/or obligations of Alliqua hereunder (but which, for the avoidance of doubt, shall not include a wholesale sublicense of the licenses granted in Section 2.1(a) for purposes of transferring Alliqua’s rights and obligations hereunder in their entirety), upon the prior written consent of CCT as determined by CCT in good faith, in each case, solely as set forth in this Section 2.3 (each such sublicense, a “Alliqua Sublicense Agreement”). Alliqua shall remain primarily responsible for all of its Affiliates’ activities and any and all failures by its Affiliates to comply with the applicable terms of this Agreement.

(b)          Alliqua shall, within thirty (30) days after granting any Alliqua Sublicense Agreement, notify CCT of the grant of such sublicense and provide CCT with a true and complete copy of the Alliqua Sublicense Agreement. Each Alliqua Sublicense Agreement shall be consistent with the terms and conditions of this Agreement and the Affiliate shall be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as Alliqua is bound thereby.

2.4          Third Party Licenses.

(a)          For the avoidance of doubt, CCT shall be responsible for payment obligations to Third Parties for Patents and Know-How within the CCT Technology that are licensed to CCT by a Third Party prior to the Effective Date, if any. Alliqua hereby acknowledges and agrees that its sublicense under such in-licensed CCT Technology (if any) is subject to the terms and conditions of the applicable license agreement governing CCT’s license of such in-licensed CCT Technology.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          The responsibility, necessity and handling of any Third Party license required as a result of Improvements to a Licensed Product after the Effective Date shall be agreed upon by the JSC, provided that Alliqua shall have the right to negotiate any third party license agreement that is required as a result of any Improvement to the CCT Technology, subject to (i) information sharing with CCT, including apprising CCT of any offers made by Third Parties, the substance of such offer, the status of any negotiations with Third Parties and any other information regarding such Third Party license as reasonably requested by CCT and (ii) CCT’s prior written consent of such Third Party license agreement. The costs associated with any Third Party license agreement shall be allocated as follows: (x) if such Third Party license is required in order to Develop or Commercialize the CCT Technology existing on or after the Effective Date, the costs of such Third Party license shall be [****], and (y) if such Third Party license is required in order to Develop or Commercialize the CCT Technology made on or after the Effective Date, the costs of such Third Party license shall be [****]. Alliqua may deduct up to [****] of the amount of royalties paid by Alliqua to a Third Party for such license against amounts payable to CCT hereunder, but in no event shall Alliqua deduct an amount greater than [****] of any payment of the royalties due and payable to CCT for the Licensed Products in accordance with Article 7 below. For the avoidance of doubt, Alliqua may not carry over any amounts from any prior payment period.

2.5          CCT Retained Rights. The licenses granted by CCT under this Agreement are limited to those grants specifically set forth in Section 2.1(a) and Section 8.6(b). Nothing in this Agreement will be construed to grant any rights or licenses to any other intellectual property rights of CCT. All rights, licenses, benefits and privileges not expressly granted to Alliqua hereunder are reserved by CCT. For the avoidance of doubt, CCT shall retain all rights in all CCT intellectual property (including the CCT Technology) (i) outside the Field in the Territory and (ii) in any field (including the Field) outside the Territory. Further, CCT shall have the right to research, Develop, manufacture and Commercialize any products other than Licensed Products in the Field in the Territory.

2.6          Right of First Offer. CCT grants to Alliqua a right of first offer (on the terms and conditions set forth in this Section 2.6) with respect to the Commercialization of any Competing Product in the Field in the Territory Developed by CCT (a “Covered Opportunity”). CCT will promptly notify Alliqua in writing of each Covered Opportunity. If, within fifteen (15) Business Days of receiving such notice from CCT, CCT receives a notice in writing from Alliqua that Alliqua wishes to enter into negotiations regarding the Covered Opportunity (the “Notice of Interest”), then CCT shall negotiate exclusively with Alliqua in good faith for a period of sixty (60) days from the date of CCT’s notice to Alliqua of the Covered Opportunity (or such longer period of time as may be agreed to by the Parties in writing) (the “Negotiation Period”) with respect to a definitive agreement for the Commercialization of the Covered Opportunity by Alliqua. If (a) Alliqua indicates in writing that it does not wish to enter into negotiations regarding such Covered Opportunity, (b) CCT fails to receive a Notice of Interest within the fifteen (15) Business Day period described above, or (c) the Parties have not entered into such a definitive agreement by the end of the Negotiation Period, then (i) CCT shall be free to Commercialize the Covered Opportunity itself and/or enter into one or more agreements regarding the Covered Opportunity with any Third Party and (ii) the restrictions set forth in Section 2.2(b) shall automatically terminate solely with respect to CCT’s Commercialization of such Covered Opportunity.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Article 3
GOVERNANCE

3.1          Joint Steering Committee.

(a)          Within 30 days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”). The JSC shall oversee the performance of the Parties’ activities under this Agreement and under each Joint Development Plan, as set forth herein, and provide a forum for sharing advice, progress, and results relating to such activities and shall attempt to facilitate the resolution of any disputes between the Parties. The JSC shall appoint and oversee subcommittees as it deems appropriate for carrying out activities under this Agreement, and shall review the overall progress of the Parties’ collaborative efforts under this Agreement.

(b)          Membership; Meetings. The JSC shall be composed of three (3) members from each of CCT and Alliqua or such equal number of members as the Parties may agree, and shall meet, in person, by teleconference, or by video-teleconference, at least one time per calendar quarter, or more or less often as unanimously agreed by both Parties’ JSC members (provided that in any event, the Parties meet at least one time per year in person). Either Party may reasonably call a meeting upon no less than fifteen (15) Business Days’ notice. In-person meetings shall alternate between CCT and Alliqua locations, or as mutually agreed upon by the Parties. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JSC meetings. The first such meeting shall be within sixty (60) days after the Effective Date. Any member of the JSC may designate a substitute to attend with prior written notice to the other Party. Ad hoc guests who are subject to written confidentiality obligations commensurate in scope to the provisions in Article 11 may be invited, upon prior joint consent of Alliqua and CCT, to the JSC meetings. Each Party may replace its JSC members with other of its employees, at any time, upon written notice to the other Party.

(c)          Decision-Making; Limitations on JSC; JSC Disputes. Decisions of the JSC shall be made by unanimous vote or written consent, with each Party having collectively one vote in all decisions. The presence of at least one (1) JSC member representing each Party shall constitute a quorum in order for decisions to be made. The JSC shall have only such powers as are specifically delegated to it in this Agreement, and such powers shall be subject to the terms and conditions set forth herein. Amendments or changes to this Agreement shall be valid and binding only upon mutual written agreement of the Parties in accordance with Section 14.1 and the JSC shall have no authority to amend, change or modify the terms and conditions of this Agreement. The JSC shall use reasonable best efforts to resolve the matters within its roles and functions or otherwise referred to it.

(i)          If, with respect to a matter that is subject to the JSC’s decision-making authority: (i) the JSC cannot reach consensus within five (5) Business Days after it has met and attempted to reach such consensus or (ii) the Parties cannot reach consensus on whether the JSC has decision-making authority regarding a matter within three (3) Business Days after such matter was first raised by either Party (each of the foregoing cases, a “JSC Dispute”); then in each such instance, the JSC Dispute in question shall be referred to the Executive Officer of CCT and the Executive Officer of Alliqua for resolution. The Executive Officers shall use reasonable efforts to resolve the JSC Dispute referred to them.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(ii)         If the Executive Officers are unable to resolve the JSC Dispute within five (5) Business Days, the provisions of this Section 3.1(c)(ii) shall control:

(1)         if the JSC Dispute solely relates to the [****] of Licensed Products (in each case excluding any dispute to the extent relating to [****] (including for the avoidance of doubt, [****]), any [****] in connection with any Licensed Product or any [****]), and the Executive Officers cannot resolve the matter within five (5) Business Days, then the matter shall be decided by the Executive Officer of Alliqua in good faith, giving appropriate consideration to the reasonable business and scientific concerns of CCT; and

(2)         if the JSC Dispute solely relates to [****] (in each case excluding any dispute to the extent relating to any matters which are the subject of [****]) and the Executive Officers cannot resolve the matters within five (5) Business Days, then the matter shall be decided by the Executive Officer of CCT in good faith, giving appropriate consideration to the reasonable business and scientific concerns of Alliqua.

(3)         Notwithstanding Sections 3.1(c)(ii)(1) and 3.1(c)(ii)(2) above, any dispute relating to Article 7 or any financial term of this Agreement (including, for the avoidance of doubt, any increase or purported increase in the Base Purchase Price for any Licensed Product as contemplated by the Supply Agreement), shall be excluded from the provisions of this Section 3.1(c)(ii) and shall be conclusively settled in accordance with Article 13 below.

(iii)        Any JSC Dispute that is not covered by 3.1(c)(ii) or resolved pursuant to Section 3.1(c)(i) or Section 3.1(c)(ii) shall be conclusively settled in accordance with Article 13 below. For all purposes under this Agreement, any decision made pursuant to this Section 3.1(c) shall be deemed to be the decision of the JSC.

(d)          Secretary; Agenda; Minutes. The Chairperson shall be designated by CCT. The Chairperson (who shall be a CCT designee) shall designate a secretary of the JSC (the “Secretary Designee”) who also will be a CCT designee and who will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting. The Secretary Designee shall solicit agenda items from JSC members and provide an agenda along with appropriate information for such agenda reasonably in advance of any meeting. It is understood that such agenda will include all items reasonably requested by any JSC member for inclusion therein. Additionally, the Secretary Designee shall be responsible for preparing and circulating minutes within 15 days after each meeting of the JSC setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JSC. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all JSC meetings shall be finalized no later than 30 days after the meeting to which the minutes pertain.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

3.2           Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”) (who may be a member of the JSC). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC as a nonvoting observer (if not a member), subject to the confidentiality provisions of Article 11. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate communication regarding all activities hereunder. The Alliance Managers shall lead the communications between the Parties and shall be responsible for following-up on decisions made by the JSC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by CCT or Alliqua, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 14.3.

3.3           Commercial Launch Team. Within thirty (30) days of the Effective Date Alliqua shall establish a commercial launch team with respect to the Commercialization of Licensed Products, and shall invite at least two (2) employees of CCT, or such number as the Parties may agree, to participate in such commercial launch team and Alliqua shall consider in good faith, any advice, comments or recommendations given by the CCT participants. The commercial launch team shall, among other things, provide the Parties with technical and other related support with respect to Commercialization, as well as recommendations in connection therewith.

3.4           Promotional Materials. Alliqua will not use any Promotional Materials in connection with the marketing, sale or distribution of the Licensed Products until after such Promotional Materials have been reviewed by the JSC and by CCT, as needed, and Alliqua has considered in good faith any comments of the JSC and CCT, except that Alliqua may use, without such review, in its introduction announcements to the trade, bill sheets and product catalog Promotional Materials that incorporate only the Licensed Product’s name, launch date, available packaging configurations, and the pricing and delivery terms. For purposes of clarity, CCT shall have final discretion to approve the content of all Promotional Materials and will be solely responsible for all Promotional Materials. For purposes of this Agreement, “Promotional Materials” means all labeling and advertising materials as defined in the Act and the regulations of the FDA thereunder. For the purposes of clarity, Alliqua will be responsible for the filing of Promotional Materials with the FDA as directed by CCT or as otherwise required by applicable Law.

Article 4
DEVELOPMENT

4.1           Joint Development Plan; Alliqua Activities. A Joint Development Plan for Biovance, consistent with the material terms mutually agreed upon by the Parties, attached hereto as Exhibit B, shall be prepared by Alliqua and presented to the JSC within ninety (90) days of the Effective Date or such other time agreed to by the JSC. In addition, Alliqua shall submit a Joint Development Plan for ECMs (similar in nature to the Joint Development Plan submitted for Biovance) to the JSC no later than ninety (90) days prior to anticipated 510(k) or other Regulatory Clearance and/or Approval in each relevant jurisdiction within the Territory, such Joint Development Plan to be discussed in good faith between the Parties prior to JSC submission, it being understood and agreed that following the Effective Date, CCT shall have the right to continue to Develop ECMs. The Parties shall, and shall cause their respective members of the JSC to, cooperate with each other in good faith to promptly finalize a mutually acceptable Joint Development Plan for each Licensed Product. The Parties agree to cooperate with each other in carrying out each Joint Development Plan consistent with the activities set forth therein. Alliqua shall use Commercially Reasonable Best Efforts to undertake the Development activities for the Licensed Products (and conduct such related clinical studies and perform all such related activities) set forth in, and in accordance with, each Joint Development Plan, subject to CCT’s right to continue to Develop ECMs. Alliqua shall be responsible for, and shall bear all Development Costs, including any additional activities required by health authorities or following unexpected events.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

4.2          Records and Reports. Alliqua shall maintain complete, current and accurate records of (a) all work conducted by it or its Affiliates under each Joint Development Plan; (b) all data, Know-How and Patents resulting from such work; and (c) all Development Costs incurred in connection therewith (collectively, the “Development Records”). At each quarterly JSC meeting, to the extent applicable, (i) CCT shall provide to Alliqua all written updates that CCT has provided to its management team during the previous calendar quarter with respect to any pre-clinical development of ECMs and all other information reasonably requested by Alliqua, including but not limited to, written updates on all work conducted by it or its Affiliates with respect to such development during the previous calendar quarter and (ii) Alliqua shall provide to CCT all written updates that Alliqua has provided to its management team during the previous calendar quarter with respect to Development and all other information reasonably requested by CCT, including but not limited to, written updates on (1) all work conducted by it or its Affiliates under each Joint Development Plan during the previous calendar quarter; (2) all data, Know-How and Patents resulting from such work during the previous calendar quarter; and (3) all Development Costs incurred in connection therewith during the previous calendar quarter. CCT shall have the right to audit the financial records relating to the Development Costs in accordance with Section 7.7, and shall have the right to review Alliqua’s Development Records during regular business hours and not more often than once each calendar year.

4.3          Subcontracts. Alliqua may perform any of its Development or Commercialization activities under this Agreement through its Affiliates and through one or more subcontractors or consultants pursuant to a written subcontractor agreement without the prior written consent of CCT, provided that with respect to each subcontractor agreement entered into on or after the Effective Date:

(a)          Alliqua obtains CCT’s prior written consent to the selection of each such subcontractor (i) that will perform contract research services or (ii) that will perform contract manufacturing services, in each case, such consent shall not be unreasonably withheld, conditioned or delayed, and, if requested by CCT with respect to such a specific subcontractor (each, a “Selected Subcontractor”), Alliqua shall provide to CCT such subcontractor’s subcontractor agreement for CCT’s review and comment (each, a “Selected Subcontractor Agreement”), solely for the purpose of approving such Selected Subcontractor to perform Development and/or Commercialization activities on behalf of Alliqua pursuant to this Agreement. CCT shall have a period of five (5) Business Days (or such other period of time as mutually agreed to by the Parties in good faith) following receipt of a Selected Subcontractor Agreement to review and comment upon such Selected Subcontractor Agreement, which comments Alliqua shall consider in good faith; provided, however, that in the event CCT fails to provide or affirmatively deny consent to use such Selected Subcontractor within such five (5) Business Day period, then Alliqua shall be free to enter into such Selected Subcontractor Agreement. For the avoidance of doubt, CCT’s review and comment shall be solely limited to approval of such Selected Subcontractor as a subcontractor who may perform Development and/or Commercialization activities on behalf of Alliqua under this Agreement. Any comments by CCT to a Selected Subcontractor Agreement shall not be construed by Alliqua that CCT consents to any term or condition in such Selected Subcontractor Agreement. Alliqua shall be solely responsible for the terms and substance of each Selected Subcontractor Agreement, including without limitation, that each Selected Subcontractor Agreement conforms to the terms of this Agreement as required by this Section 4.3.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          Alliqua obtains the JSC’s prior written consent to the selection of each such subcontractor if the aggregate payments to such subcontractor for services rendered with respect to work performed by such subcontractor in connection with, or related to, any Licensed Product exceed, or are expected to exceed, $[****] (each, a “JSC Selected Subcontractor”). If the JSC approves the selection of a JSC Selected Subcontractor, Alliqua shall provide, at CCT’s request, such subcontractor’s subcontractor agreement to CCT for CCT’s review and comment (each, a “JSC Selected Subcontractor Agreement”). CCT shall have a period of five (5) Business Days (or such other period of time as mutually agreed to by the Parties in good faith) following receipt of a JSC Selected Subcontractor Agreement to review and comment upon such JSC Selected Subcontractor Agreement, which comments Alliqua shall consider in good faith. For the avoidance of doubt, any comments by CCT to a JSC Selected Subcontractor Agreement shall not be construed by Alliqua that CCT consents to any term or condition in such JSC Selected Subcontractor Agreement. Alliqua shall be solely responsible for the terms and substance of each JSC Selected Subcontractor Agreement, including without limitation, that each JSC Selected Subcontractor Agreement conforms to the terms of this Agreement as required by this Section 4.3. If the JSC does not agree on a selection of a subcontractor under Section 4.3(b), the Parties shall resolve the dispute under Section 3.1(c)(ii)(1).

(c)          Alliqua remains responsible for the work allocated to such Affiliates, subcontractors and consultants to the same extent it would if it had done such work itself.

(d)          The Affiliate or subcontractor (as the case may be) undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 11 hereof.

(e)          If such Affiliate or subcontractor will develop intellectual property related to any Licensed Product in the course of performing any such work, the Affiliate or subcontractor (as the case may be) agrees in writing to assign to Alliqua all data, inventions, other Know-How, Patents and other intellectual property developed in the course of performing any such work, in each case to the extent related to such Licensed Product. Each subcontractor who performs any Development and/or Commercialization activities on behalf of Alliqua under this Agreement is referred to herein as an “Alliqua Permitted Subcontractor.”

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Without limiting the foregoing, each Alliqua Permitted Subcontractor shall be subject to the applicable terms and conditions of this Agreement and no agreement with any Alliqua Permitted Subcontractor shall release Alliqua from any of its activities under this Agreement. For purposes of determining Alliqua’s liability under this Agreement, any time the term “Alliqua” is used in this Agreement it includes all subcontractors performing any part of this Agreement on behalf of Alliqua unless otherwise agreed to by CCT in writing. Upon CCT’s reasonable written request, Alliqua shall remove or replace any Alliqua Permitted Subcontractor (subject to compliance with the terms of any applicable agreement entered into by Alliqua with such Alliqua Permitted Subcontractor), if CCT determines, in its reasonable and good faith judgment, that the continued use of such Alliqua Permitted Subcontractor is not in the best interests of CCT.

Article 5
REGULATORY MATTERS

5.1           Regulatory Activities. CCT shall be responsible for Regulatory Clearances and/or Approvals and shall use commercially reasonable efforts to obtain and support Regulatory Clearances and/or Approvals in at least the United States for Licensed Products. CCT shall file and own all right, title and interest in all Regulatory Materials designed to obtain or support such Regulatory Clearances and/or Approvals. Upon CCT’s reasonable request and expense, Alliqua shall cooperate fully with, and provide assistance to, CCT in connection with the activities set forth in this Article 5.

5.2           Regulatory Reports; Meetings with Regulatory Authorities. Each Party shall keep the other Party informed of material regulatory developments relating to Licensed Products in the Territory through regular reports at the JSC meetings. Each Party shall provide the other Party, for review and comment, significant draft material regulatory filings at least twenty (20) Business Days in advance of their intended date of submission to the extent possible and on a rolling basis as needed to any Regulatory Authority in any country or jurisdiction and shall consider any comments thereto provided by such other Party. Each Party shall notify the other Party as soon as practical of any Regulatory Materials (other than routine correspondence) submitted to or received from any Regulatory Authority in any jurisdiction and shall provide such other Party with copies thereof within twenty (20) Business Days after submission or receipt. Each Party shall provide the other Party with reasonable advance notice of all meetings scheduled with any Regulatory Authority in any country or jurisdiction concerning a Licensed Product to the extent such meeting effects this Agreement and/or such other Party’s obligations hereunder, and shall consider any input from such other Party in preparing for such meetings, and in the Party's sole discretion and if permitted by the relevant Regulatory Authority, appropriate personnel from such other Party may have the right to attend such meetings at its own expense.

5.3           Regulatory Costs. [****] shall be solely responsible for all costs and expenses incurred by either Party in the maintenance of all Regulatory Materials for Regulatory Clearances and/or Approvals for Licensed Products in the Territory. For the avoidance of doubt, except as provided in the Development Plan, [****] shall be solely responsible for all costs and expenses incurred by either Party in connection with all actions relating to insurance or federal or state health care program reimbursement, including but not limited to clinical or other studies in furtherance of the foregoing.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

5.4           Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may materially affect the Development, Commercialization or regulatory status of a Licensed Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

5.5           Adverse Event Reporting and Safety Data Exchange. As soon as practical, the Parties shall enter into a commercially reasonable pharmacovigilance agreement (the “Safety Data and Exchange Agreement”). The Safety Data and Exchange Agreement shall include customary guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Licensed Product. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting activities under applicable Laws. Furthermore, such agreed procedure shall be consistent with relevant guidelines of the International Conference on Harmonisation, except where such guidelines may conflict with existing local regulatory reporting or safety reporting requirements, in which case the local reporting requirements shall prevail. The Safety Data and Exchange Agreement shall provide for an adverse event database for Licensed Products in the Territory to be maintained by CCT at [****] expense. CCT shall be responsible for reporting quality complaints, adverse events and safety data related to Licensed Products to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to Licensed Products in the Territory. Each Party hereby agrees to comply with its respective activities under such Safety Data and Exchange Agreement and to cause its Affiliates to comply with such activities.

5.6           Remedial Actions. Each Party shall notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action with respect to a Licensed Product taken by virtue of applicable Laws (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. CCT shall, and shall ensure that its Affiliates will, maintain adequate records to permit the Parties to trace the distribution and use of the Licensed Products. CCT shall have the right to decide whether any Remedial Action with respect to any Licensed Product should be commenced and CCT shall, at its expense, control and coordinate all efforts necessary to conduct such Remedial Action. Upon CCT’s reasonable request, Alliqua shall reasonably cooperate with, and provide reasonable assistance to, CCT in connection with any activities undertaken by CCT pursuant to the immediately preceding sentence, at [****] sole cost and expense.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

5.7           Rebate Processing and Government Price Reporting. Alliqua will be solely responsible for all federal, state and local government and private purchasing, pricing or reimbursement programs with respect to the Licensed Products, including taking all necessary and proper steps to execute agreements and file other appropriate reports and other documents with Governmental Authorities and private Persons and CCT shall provide reasonable assistance to Alliqua to effectuate the same. Alliqua shall be solely responsible for payment and processing of all discounts, rebates, and fees, whether required by contract or Laws, for the Licensed Products. For the avoidance of doubt, with respect to Licensed Products, Alliqua shall report all applicable data, including price, rebate and discount data to the Centers for Medicare and Medicaid Services, data to the Department of Veterans Affairs and any other pricing or reimbursement related data required by Governmental Authorities under applicable Laws (“Government Price Reporting”). Alliqua’s Government Price Reporting shall comply with all applicable Laws and contracts. Alliqua shall pay the rebates, chargebacks, discounts, and fees for the Licensed Products as required by applicable Laws and contracts. If CCT notifies Alliqua that it is required to refer to Licensed Products sales made by Alliqua, or other reimbursement or Commercialization-related data maintained by Alliqua under this Agreement, in CCT’s reports to Governmental Authorities, Alliqua shall provide CCT with required sales figures or other data for Licensed Products sales made by Alliqua, and CCT shall be entitled to use such data or information that Alliqua provides under this Section 5.7 or otherwise for complying with CCT’s required reports to Governmental Authorities.

Article 6
COMMERCIALIZATION

6.1           Commercialization Responsibilities. During the Term, Alliqua shall use Commercially Reasonable Best Efforts to, and shall be responsible for, all aspects of, the Commercialization of Licensed Products for all indications throughout the Territory. Such Commercialization responsibilities for each Licensed Product shall include: (a) developing and executing a Commercialization Plan for each Licensed Product; (b) negotiating with applicable Governmental Authorities and private Third Party payers regarding the price and reimbursement status of each Licensed Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of each Licensed Product in the Territory, in each case, unless otherwise expressly provided in this Agreement, as determined by Alliqua in its sole discretion; provided, however, that Alliqua shall promptly inform and provide CCT with any material developments, updates and documentation related to Alliqua’s obligations set forth in this Section 6.1(a)-(g). Alliqua shall bear all of the costs and expenses incurred in connection with such Commercialization activities.

6.2           Commercialization Plan. The strategy for the Commercialization of each Licensed Product shall be described in a comprehensive plan that describes the pre-launch, launch and subsequent Commercialization activities for such Licensed Product in the Territory, which shall include, without limitation, (i) the annual anticipated number of details to be conducted in each country within the Territory, (ii) the annual anticipated marketing expenses to be incurred in each of the countries within the Territory, (iii) the annual anticipated number of FTEs to be assigned to Commercialize in each of the countries within the Territory, and (iv) a report on pricing, advertising, education, planning, marketing, and sales force training (the “Commercialization Plan”). An initial Commercialization Plan for Biovance shall be prepared by Alliqua and presented to the JSC as soon as practicable, but in any event, within ninety (90) days of the Effective Date or such other time agreed to by the JSC. In addition, Alliqua shall submit an initial Commercialization Plan for ECMs to the JSC no later than ninety (90) days prior to anticipated 510(k) or other Regulatory Clearance and/or Approval in each relevant jurisdiction within the Territory. The Parties shall, and shall cause their respective members of the JSC to, cooperate with each other in good faith to promptly finalize a mutually acceptable Commercialization Plan for each Licensed Product. Alliqua shall deliver an updated Commercialization Plan for each Licensed Product, as applicable, at each meeting of the JSC or at such times as agreed to by the JSC.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

6.3           Commercial Diligence. During the Term, Alliqua shall use Commercially Reasonable Best Efforts to Commercialize each Licensed Product in the Field throughout the Territory, in each case as contemplated by the applicable Commercialization Plan or as otherwise mutually agreed upon by the Parties in writing.

6.4           Records and Reports. Alliqua shall maintain complete, current and accurate records of all work conducted by it or its Affiliates under each Commercialization Plan. At each quarterly JSC meeting, Alliqua shall provide all written updates that Alliqua has provided to its management team during the previous calendar quarter with respect to the Commercialization of the Licensed Products and all other information reasonably requested by CCT, including but not limited to, an update of all work conducted by it or its Affiliates under each Commercialization Plan during the previous calendar quarter.

6.5           Commercialization Outside the Territory. CCT hereby grants to Alliqua and Alliqua hereby accepts, the right of first negotiation, under mutually acceptable terms between the Parties, to enter into an agreement to market and/or sell the Licensed Products (whether on an exclusive or non-exclusive basis) in the Field in any jurisdictions outside the Territory, in the event that CCT intends to grant rights to a Third Party to market and/or sell the Licensed Products in the Field in any such jurisdictions outside the Territory (an “Additional Territory Transaction”). In the event that CCT desires to enter into an Additional Territory Transaction, CCT shall notify Alliqua in writing of CCT’s desire to enter into discussions regarding such a transaction. Alliqua shall, within fifteen (15) Business Days after receipt of such notice, indicate to CCT in writing whether it wishes to enter into discussions regarding an Additional Territory Transaction and, if Alliqua indicates that it wishes to enter into such discussions, the Parties shall in good faith negotiate a definitive agreement for such Additional Territory Transaction. If either (a) Alliqua indicates it does not wish to enter into such discussions regarding an Additional Territory Transaction, (b) Alliqua fails to indicate its interest within such fifteen (15) Business Day period or (c) Alliqua indicates it wishes to enter into such discussions but the Parties fail to execute a definitive agreement with respect to such Additional Territory Transaction within sixty (60) calendar days after Alliqua’s indication of interest, then CCT shall have no further obligation to Alliqua under this Agreement with respect to an Additional Territory Transaction and CCT may, itself, or through an Affiliate or Third Party, market and/or sell the Licensed Products, as the case may be, in the Field outside the Territory.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Article 7
COMPENSATION

7.1          Annual License Fee.

(a)          As partial consideration for the rights granted to Alliqua herein, subject to Section 7.1(b), Alliqua shall pay to CCT the annual license fees set forth on Schedule 7.1(a) hereto following the First Commercial Sale of each Licensed Product (each, an “Annual License Fee,” and, collectively, the “Annual License Fees”), provided that on a Licensed Product-by-Licensed Product basis, if a Market Condition Change occurs in a Launch Year that an Annual License Fee is due and payable, the Parties shall negotiate and mutually agree upon an alternative Annual License Fee with respect to such Licensed Product in accordance with Section 7.4 below. Alliqua shall pay to CCT each Annual License Fee for each Launch Year in arrears with each such amount due and payable forty-five (45) days following the end of such Launch Year.

(b)          Notwithstanding Section 7.1(a), on a Licensed Product-by-Licensed Product basis, in the event that for any Launch Year: (i) the product of the number of units of the Licensed Product acquired by Alliqua multiplied by the Base Purchase Price of such Licensed Product is less than the Annual License Fee due and payable to CCT for such Launch Year pursuant to Section 7.1(a), then Alliqua shall, in accordance with Section 7.1(a), pay to CCT the Annual License Fee; or (ii) if the product of the number of units of the Licensed Product acquired by Alliqua multiplied by the Base Purchase Price of such Licensed Product is equal to or greater than the Annual License Fee due and payable for such Launch Year pursuant to Section 7.1(a), then Alliqua shall not be obligated to pay any Annual License Fee to CCT for such Launch Year. Schedule 7.1(b) sets forth by way of example the terms of this Section 7.1(b).

7.2          Milestone Payments. Alliqua shall make non-refundable, non-creditable milestone payments (each, a “Milestone Payment”) to CCT upon the achievement of certain milestone events (each a “Milestone Event”) in connection with the sale of a Licensed Product as set forth on Schedule 7.2 hereto, with the caveat that each individual Milestone Payment set forth in rows numbered (1) through (9) of the table set forth on Schedule 7.2 shall be paid only once. Alliqua shall pay to CCT each such amount within forty-five (45) days following the end of such Launch Year in which achievement of the applicable Milestone Event occurred. If any Milestone Event is achieved and Alliqua has not yet made the prior Milestone Payment(s), all previous unpaid Milestone Payments shall be due and payable together with the payment of the Milestone Payment for the first such subsequent Milestone Event achieved.

7.3          Royalties.

(a)          Royalty Rates. Alliqua shall pay to CCT royalties on aggregate annual Net Sales of all Licensed Products during the Royalty Term as set forth on Schedule 7.3(a) hereto, such royalties to be calculated by multiplying the applicable royalty rate in the applicable table for each Licensed Product on Schedule 7.3(a) by the corresponding Gross Margin of such Licensed Product in the Territory in each Launch Year, provided that if a Market Condition Change occurs in a Launch Year that royalties are due and payable, the Parties shall negotiate and mutually agree upon an alternative royalty rate in accordance with Section 7.4 below.

(b)          Royalty Term. Royalties shall be due under this Section 7.3 during the period of time beginning, on a country-by-country basis, from the First Commercial Sale of a Licensed Product in such country until the termination or expiration of this Agreement in accordance with Article 12, below, including through any Sell-Off Period in accordance with Section 12.6(d) (the “Royalty Term”).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(c)          Royalty Reports and Payments. Within sixty (60) days following the end of each Launch Year Quarter, commencing with the Launch Year Quarter in which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Alliqua shall provide CCT with a report containing the following information for the applicable Launch Year Quarter, on a country-by-country and Licensed Product-by-Licensed Product basis: (i) the amount of gross sales of such Licensed Product in the Territory, (ii) an itemized calculation of Net Sales in the Territory showing deductions provided for in the definition of Net Sales, (iii) a calculation of the royalty payment due on such sales, and (iv) the exchange rate for such country. Contemporaneously with the delivery of the applicable quarterly report, Alliqua shall pay in Dollars all amounts due to CCT pursuant to Section 7.3(a) with respect to Net Sales by Alliqua and its Affiliates for such Launch Year Quarter.

7.4          Market Condition Change. In the event of a Market Condition Change, the Parties shall negotiate in good faith and mutually agree upon an alternative (i) Annual License Fee for a Launch Year and (ii) Minimum Sales Threshold (as defined below) to account for such Market Condition Change (the “Market Condition Financial Terms”), provided that such Market Condition Financial Terms shall not be reduced by more than [****] of the then-current financial terms set forth in this Article 7 and provided further that, once such Market Condition Change is cured, the Market Condition Financial Terms shall automatically expire as of the end of the calendar year in which the Market Condition Change occurred, and the terms and conditions set forth in this Article 7 shall control.

7.5          Payment Method; Late Payments. All payments due hereunder shall be made in Dollars by wire transfer of immediately available funds into an account in the USA designated by the payee Party. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due until the date of payment at the per annum rate of [****] over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable Laws, whichever is lower.

7.6          Records. Alliqua and its Affiliates shall maintain complete and accurate records in reasonably sufficient detail to permit CCT to confirm the accuracy of the calculation of royalty payments. CCT shall have the right to audit such records in accordance with Section 7.7.

7.7          Audits. For a period of two (2) years from the end of the Launch Year in which a payment was due hereunder, upon thirty (30) days’ prior notice, Alliqua (the “Audited Party”) shall (and shall require that its Affiliates) make such records relating to such payment available, during regular business hours and not more often than once each Launch Year, for examination by an independent certified public accountant selected by CCT (the “Auditing Party”), for the purposes of verifying compliance with this Agreement and the accuracy of the financial reports and/or invoices furnished pursuant to this Agreement. The results of any such audit shall be shared by the auditor with both Parties and shall be considered Confidential Information of both Parties. Any amounts shown to be owed to the other shall be paid within thirty (30) days from the auditor’s report, plus interest (as set forth in Section 7.5) from the original due date. The Auditing Party shall bear the full cost of such audit unless such audit discloses a deficiency in the Audited Party’s payments of greater than [****] (i.e., an under-payment by Alliqua pursuant to Section 7.3, or an over-charge by CCT pursuant to Section 5.3), in which case the Audited Party shall bear the full cost of such audit.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

7.8          Taxes.

(a)          Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b)          Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, Milestone Payments, and other payments made by Alliqua to CCT under this Agreement. To the extent Alliqua is required to deduct and withhold taxes on any payment to CCT, Alliqua shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to CCT an official tax certificate or other evidence of such withholding sufficient to enable CCT to claim such payment of taxes. CCT shall provide Alliqua any tax forms that may be reasonably necessary in order for Alliqua not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Alliqua shall require its Affiliates in the Territory to cooperate with CCT in a manner consistent with this Section 7.8(b).

7.9          Annual Fee on Medical Device Manufacturers and Importers. The Parties acknowledge that the “Annual Fee on Medical Device Manufacturers and Importers” was signed into United States law with the Patient Protection and Affordable Care Act (PPACA) in 2010. For the avoidance of doubt, in the event the Annual Fee on Medical Device Manufacturers and Importers or any similar fee for a drug or biological product is applied to the sale of any Licensed Product by Alliqua, the Parties hereby acknowledge and agree that (a) Alliqua shall be solely responsible for full payment of such fee; and (b) Alliqua shall supply CCT with reasonable documentation supporting the imposition of such fee, including, but not limited to, as applicable, the annual invoice for such fee received from the United States Internal Revenue Service.

Article 8
INTELLECTUAL PROPERTY MATTERS

8.1          Prosecution of Patents.

(a)          CCT Prosecuted Patents.

(i)          Subject to Section 8.1(a)(ii) below, as between the Parties, CCT shall have the first right to (and shall use reasonably diligent efforts to) prepare, file, prosecute and maintain the CCT Patents in the Territory. The costs of preparation, filing, prosecution and maintenance of CCT Patents shall be borne by [****].

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(ii)         If CCT decides to cease the prosecution or maintenance of any CCT Patent after the Effective Date, it shall notify Alliqua in writing sufficiently in advance (but in no event less than twenty (20) Business Days prior to the date on which the CCT Patent would become abandoned) so that Alliqua may, at its discretion, assume the responsibility for the prosecution or maintenance of such Patent, at [****] cost and expense.

(b)          Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the patent prosecution efforts provide above in this Section 8.1, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

8.2          Inventions Generally. Inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement (including those which are Improvements to CCT Know-How, CCT Patents or otherwise to CCT’s biomaterials-related intellectual property, or which relate to a Licensed Product), by either CCT or Alliqua (or both, jointly) shall be owned by CCT. Alliqua hereby makes all assignments to CCT in order to effect the foregoing, and agrees, at Alliqua’s cost and expense, to take all further actions requested by CCT in order to perfect the foregoing assignment. All rights assigned to CCT by Alliqua shall be deemed to be CCT Know-How or CCT Patents, as applicable.

8.3          Enforcement of CCT Patents.

(a)          Notification. If either Party becomes aware of any existing or threatened infringement of the CCT Patents (an “Infringement”), which infringing activity involves the using, making, importing, offering for sale or selling of any Licensed Product or a competitive product or otherwise adversely affects or is reasonably expected to adversely affect the Commercialization of any Licensed Product, it shall promptly notify the other Party in writing to that effect and the Parties shall consult with each other regarding any actions to be taken with respect to such Infringement.

(b)          Actions Controlled by CCT; Alliqua’s Back-Up Enforcement Right. CCT shall have the first right to bring an appropriate suit or take other action against any Third Party engaged in any Infringement, at CCT’s cost and expense. If, after its receipt or delivery of notice thereof under Section 8.3(a), CCT (i) notifies Alliqua that it will not bring any claim, suit or action to prevent or abate such Infringement or (ii) fails to commence a suit to prevent or abate such Infringement within one hundred and eighty (180) days, Alliqua shall have the right, but not the obligation, to commence a suit or take action to prevent or abate such Infringement under the CCT Patents at its own cost and expense. Expenses of, and recoveries on, suits under this Section 8.3(b) shall be handled as provided in Section 8.3(e).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(c)          Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts. The enforcing Party shall consult with the other Party as to any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(d)          Settlement. Neither Party shall settle any claim, suit or action that it brings under Section 8.3(b) in a manner that would negatively impact the applicable CCT Patents (e.g., shorten the life of such Patents or narrow their scope) without the prior written consent of the other Party.

(e)          Expenses and Recoveries. The term “Revenue” includes all fees, minimum royalties, payments, compensation, or consideration of any kind (including without limitation in-kind payments, forbearance in connection with settlement, equity amounts taken in lieu of cash, or discounts below fair market value of equity) received by either Party or its Affiliates, without regard to which entity pays, transfers or otherwise provides the Revenue, or how the Revenue is structured, denominated, or paid transferred or provided. The enforcing Party bringing a claim, suit or action under Section 8.3(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party receives Revenue in such claim, suit or action, such Revenue shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be allocated as follows: (i) if CCT is the Party bringing the suit, [****]; and (ii) if instead Alliqua exercised its back-up right to enforce, then the [****].

8.4          Infringement of Third Party Rights in the Territory.

(a)          If any Licensed Product Commercialized by or on behalf of Alliqua becomes the subject of a Third Party claim or assertion of infringement of such Third Party’s intellectual property, including any Patent, issued in the Territory, Alliqua shall promptly notify CCT and the Parties shall negotiate in good faith and agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Subject to Sections 2.4 and 12.5, CCT shall have the right, but not the obligation, to defend any such infringement claim, [****] all costs and expenses relating to, and arising from, the defense of any such infringement claim shall be [****]. Alliqua shall provide all reasonable assistance to CCT and reasonably cooperate in the defense of any such action. At each quarterly JSC meeting, CCT shall provide to Alliqua an update on the status and defense of such infringement claim during the previous calendar quarter and any other information with respect thereto as reasonably requested by Alliqua.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          CCT shall not settle or consent to judgment of any infringement claim without the prior written consent of Alliqua, such consent not to be unreasonably delayed, conditioned, or withheld; provided, however, that if such settlement or consent to judgment does not impose any liability on, or materially affect the rights or obligations of, Alliqua, CCT shall have the right to settle such claim or consent to judgment (e.g., a monetary liability that is fully satisfied by CCT on behalf of Alliqua). In the event the Parties cannot reach consensus within five (5) Business Days after they have met and attempted to reach consensus regarding settlement of any such infringement claim (an “Infringement Dispute”), the settlement of such Infringement Dispute shall be referred to the JSC for resolution; provided, however, that the provisions of Section 3.1(c)(ii) shall not apply with respect to that particular matter and the Parties’ resolution thereof.

8.5          Patent Marking. Alliqua and its Affiliates shall mark each Licensed Product marketed and sold by Alliqua or its Affiliates hereunder with appropriate patent numbers or indicia.

8.6          Trademarks.

(a)          Product Marks. Alliqua shall have the right to brand the Licensed Products and create all Licensed Product labels using Alliqua-related trademarks and any other trademarks and trade names it determines appropriate (including the CCT Marks as set forth in Section 8.6(b) below) for the Licensed Products, which may vary by country or within a country (collectively, the “Product Marks”). The Parties acknowledge and agree that the Licensed Products shall be co-branded as mutually agreed upon in writing by the Parties and that Alliqua shall give the proper attribution on each Licensed Product to CCT as provider of the CCT Technology or as otherwise mutually agreed upon by the Parties. The Parties shall mutually agree upon the form and substance of such attribution rights. In the event that Alliqua desires to brand a Licensed Product using an alternative name, Alliqua shall first propose such alternative name to CCT, which name may be approved by CCT in its sole discretion. For the avoidance of doubt, in no event may Alliqua brand a Licensed Product under an alternative name without the prior written consent of CCT.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          CCT Marks. Subject to the terms and conditions of this Agreement, CCT hereby grants to Alliqua an exclusive license to use and display (with the right to grant sublicenses to any (i) sublicensees permitted under Section 2.3 and (ii) contract research organizations, distributors and other Third Parties who perform activities directly on behalf of Alliqua, provided that such sublicense is incidental to the activities performed by such Third Party), during the Term and in the Field in the Territory, to the Biovance and/or ECM trademark, as applicable, as set forth in Exhibit C, to identify the Licensed Products (each, a “CCT Mark” and collectively, the “CCT Marks”), (i) on the Licensed Product itself, (ii) as part of the Product Marks and (iii) on any other labels, promotional materials or Regulatory Materials used in connection with any Licensed Product, provided that if Alliqua, upon the consent of CCT, brings an enforcement action with respect to any CCT Mark, Alliqua shall reimburse CCT fully for the expenses CCT incurs in connection therewith (including, without limitation, costs associated with hiring consultants, attorneys’ fees and preparation and filing of any applications, renewals or other documentation with the United States Patent and Trademark Office, foreign counterparts, or other relevant agency). Alliqua shall give reasonable prior advance notice to CCT regarding any use or display of the CCT Marks and shall provide CCT with a sample embodying such use or display, for CCT’s prior review and approval to ensure such use or display complies with CCT’s reasonable trademark guidelines, such approval not to be unreasonably withheld, conditioned or delayed. Alliqua shall follow CCT’s reasonable trademark guidelines at all times as to the use of the CCT Marks. If CCT changes such trademark guidelines: (x) CCT shall, if practical, provide Alliqua with at least thirty (30) days prior written notice of such changes, (y) such changes shall not apply to any materials that are in inventory or on order as of the effective date of such notice and (z) Alliqua shall be solely responsible for any expense of implementing such changes, including on packaging, promotional materials and other items if such changes are required by Law, and if such changes are not required by Law, each Party shall bear equal responsibility for any expense of implementing such changes. Other than as expressly set forth herein, use of the CCT Marks shall not confer on Alliqua any right to or interest in such trademark, and Alliqua acknowledges and agrees that all use of the CCT Marks and the goodwill generated thereby shall inure solely to the benefit of CCT. Alliqua shall not use, adopt, file, register, seek to register or take any other action to use or establish rights in any mark anywhere in the world which is comprised of, derivative of, a combination with, or otherwise confusingly similar to, any CCT Mark or file any application to register any trademark or trade name that is confusingly similar to the CCT Marks.

(c)          Ownership; No Challenge. Subject to Section 8.6(b), above, Alliqua shall own all right, title and interest in and to the Product Marks (excluding the CCT Marks). All use of the Product Marks (excluding the CCT Marks) and the goodwill generated thereby shall inure solely to the benefit of Alliqua. Other than in connection with the CCT Marks, CCT shall not use, adopt, file, register, seek to register, or take any other action to use or establish rights in any mark anywhere in the world which is comprised of, derivative of, a combination with, or otherwise confusingly similar to, any Product Mark. For the avoidance of doubt, this Section 8.6(c) does not grant Alliqua any right to or interest in the CCT Marks, and Alliqua acknowledges and agrees that all use of the CCT Marks and the goodwill generated thereby shall inure solely to the benefit of CCT.

Article 9
REPRESENTATIONS AND WARRANTIES; COVENANTS

9.1          Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)          Organization. As of the Effective Date, such Party is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Such Party not in violation of any of the provisions of its respective certificate or articles of incorporation, formation, bylaws or other organizational or charter documents.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          Authorization; Enforcement. Such Party has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and each of and otherwise to carry out its obligations hereunder. The execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or action is required by it, its Board of Directors or its stockholders. This Agreement has been duly executed by such Party and is the valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          No Conflicts. The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby does not, and will not, (i) conflict with or violate any provision of such Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which such Party is a party or by which any property or asset of such Party is bound, or affected, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Party is subject, or by which any property or asset of such Party is bound or affected.

9.2          Additional Representations and Warranties of CCT. CCT represents and warrants to Alliqua as follows, as of the Effective Date:

(a)          It has sufficient legal and/or beneficial title, ownership or license to the CCT Technology to grant the licenses to Alliqua as purported to be granted pursuant to this Agreement;

(b)          CCT has not licensed from any Third Party any intellectual property rights included in the CCT Technology, and, to CCT’s knowledge, no such license is required.

(c)          CCT has not received any written claim or notice from any Third Party asserting or alleging that the CCT Technology infringes any intellectual property rights of such Third Party, and, to CCT’s knowledge, the CCT Technology does not infringe any intellectual property rights of any Third Party;

(d)          It has not received any written notice from any Third Party asserting or alleging that any research or development of any Licensed Product by CCT prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(e)          There are no pending, and to CCT’s knowledge, no threatened, adverse actions, suits or proceedings against CCT involving CCT Technology, or any Licensed Product;

(f)          The CCT Patents include all Patents that Cover the Licensed Products which are Controlled by CCT and/or its Affiliates on the Effective Date;

(g)          Except as set forth on Schedule 9.2(e), to CCT’s knowledge (i) the CCT Marks have been properly filed and registered with the U.S. Patent and Trademark Office and is valid and in full force and effect, and (ii) CCT has the right to use and license the CCT Marks, free and clear of any liens or encumbrances;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(h)          To CCT’s knowledge, there are no pending legal suits or proceedings involving the CCT Technology or any Licensed Product; and to there are no threatened legal suits or proceedings in the Territory involving the CCT Technology or any Licensed Product; and

(i)          There are no current pending, or to CCT’s knowledge, threatened in writing, product liability, warranty or other similar claims by any Third Party (whether based in contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from the marketing or sale of any Licensed Product.

9.3          Mutual Covenants.

(a)          No Debarment. In the course of, and with respect, the Development and Commercialization of the Licensed Products, each Party shall not use any employee or consultant who has been debarred , excluded or disqualified under applicable Law by any Governmental Authority, or, to such Party’s knowledge, is the subject of debarment, exclusion or disqualification proceedings by any Governmental Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred, excluded or disqualified under applicable Law, or is the subject of debarment, exclusion or disqualification proceedings by any Governmental Authority.

(b)          Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Development and Commercialization of Licensed Products and performance of its obligations under this Agreement, including the statutes, regulations and written directives of the FDA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the federal Anti-Kickback Law (42 U.S.C. 1320a-7b(b)), the statutes, regulations and written directives of Medicare, Medicaid and all other federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)), the civil False Claims Act (31 U.S.C. 3729 et. seq.), the administrative False Claims Act (42 U.S.C. 1320a-7b(a)), the United States Public Health Service Act, the Physician Payment Sunshine Act (42 U.S.C. 1320a-7h), the United States Health Insurance Portability and Accountability Act of 1996 and the Foreign Corrupt Practices Act of 1977, and all regulations promulgated thereunder, each as may be amended from time to time.

9.4          Disclaimer. Alliqua understands that the Licensed Products are the subject of ongoing clinical research and development and that CCT cannot assure the safety or efficacy of any Licensed Product. In addition, CCT makes no warranties except as set forth in this Article 9 concerning the CCT Technology. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL IMPLIED REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY DISCLAIMED.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Article 10
INDEMNIFICATION

10.1         Indemnification by CCT. CCT shall indemnify and hold harmless Alliqua, and its directors, officers, employees, agents, Affiliates and contractors (collectively, the “Alliqua Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), resulting from any claims, demands, actions or other proceedings by any Third Party (including Claims based upon products liability) (“Claims”) to the extent resulting from or relating to (a) the breach or inaccuracy of any representation or warranty made by CCT in this Agreement; (b) the breach by CCT of any covenant or any of its obligations under this Agreement; (c) CCT’s failure to comply with any applicable federal, state or local Laws in connection with the performance of its obligations hereunder; (d) any design (latent, patent or inherent) defect of the Licensed Products, provided that the Licensed Products are Commercialized in accordance with this Agreement and are used in the Field in the Territory; or (e) any gross negligence or willful misconduct of CCT or any of its Affiliates. The foregoing indemnity obligation shall not apply to the extent that (i) the Alliqua Indemnitees fail to comply with the indemnification procedures set forth in Section 10.3 and CCT’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Sections 10.2(a), 10.2(b), 10.2(c), 10.2(d), 10.2(e) or 10(f) for which Alliqua is obligated to indemnify the CCT Indemnitees under Section 10.2.

10.2         Indemnification by Alliqua. Alliqua shall indemnify and hold harmless CCT, and its directors, officers, employees, agents, Affiliates and contractors (collectively, the “CCT Indemnitees”), from and against all Liabilities resulting from any Claims to the extent resulting from or relating to (a) the breach or inaccuracy of any representation or warranty made by Alliqua in this Agreement; (b) the breach by Alliqua of any covenant or any of its obligations under this Agreement; (c) Alliqua’s failure to comply with any applicable federal, state or local Laws in connection with the performance of its obligations hereunder; (d) improper Commercialization of the Licensed Products by or on behalf of Alliqua or any representations regarding the Licensed Products made by Alliqua in breach of this Agreement; (e) any gross negligence or willful misconduct of Alliqua or any of its Affiliates; or (f) any manufacturing defects of the Licensed Products manufactured by Alliqua or by a Third Party on behalf of Alliqua. The foregoing indemnity obligation shall not apply to the extent that (i) the CCT Indemnitees fail to comply with the indemnification procedures set forth in Section 10.3 and Alliqua’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d) or 10.1(e) for which CCT is obligated to indemnify the Alliqua Indemnitees under Section 10.1.

10.3         Indemnification Procedures. The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice, and the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. Each Party shall not settle or compromise any Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. If the Parties cannot agree as to the application of the foregoing Sections 10.1 and 10.2, each may conduct separate defenses of the Claim, and each Party reserves the right to claim indemnity from the other in accordance with this Article 10 upon the resolution of the underlying Claim.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

10.4        Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT except for fraud or willful misconduct, BREACH OF EITHER PARTY’S CONFIDENTIALITY OBLIGATIONS, A PARTY’S INDEMNIFICATION OBLIGATIONS, A BREACH OF EACH PARTY’S EXCLUSIVITY OBLIGATIONS OR A BREACH OF THE LICENSE GRANTS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; provided, however, that any damages claimed by or paid to a Third Party in a Third Party action shall not be considered SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT Damages for purposes of this Agreement.

10.5        Insurance. Each Party shall, at all times during the Term of this Agreement and for five (5) years thereafter, obtain and maintain at its own expense the following types of insurance, with limits of liability not less than those specified below:

(a)          Commercial general liability insurance against claims for bodily injury and property damage which shall include contractual coverage and product liability coverage, with limits of not less than $[****] per occurrence and in the aggregate. The other Party, its officers, directors, representatives and agents shall be named as additional insureds.

(b)          Workers compensation and employers’ liability with limits to comply with the statutory requirements of the state(s) in which the Agreement is to be performed. The policy shall include employers’ liability for not less than $[****] per accident.

All policies shall be issued by insurance companies with an A.M. Best’s rating of Class A-:V (or its equivalent) or higher status. Each Party shall deliver certificates of insurance evidencing coverage to the other Party promptly after the execution of this Agreement and annually thereafter. All policies provided for herein shall expressly provide that such policies shall not be cancelled, terminated or altered without at least thirty (30) days prior written notice to the insured Party, and each insuring Party shall immediately notify the insured Party in the event that a policy provided for herein is cancelled, terminated or altered.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Article 11
CONFIDENTIALITY

11.1        Confidentiality. During the Term and for a period of five (5) years thereafter, each Party shall maintain all Confidential Information of the other Party in trust and confidence and shall not, without the written consent of the other Party, disclose any Confidential Information of the other Party to any Third Party or use any Confidential Information of the other Party for any purpose other than as necessary in connection with the exercise of rights or discharge of obligations under this Agreement. The confidentiality obligations of this Section 11.1 shall not apply to Confidential Information to the extent that the receiving Party can establish by competent evidence that such Confidential Information: (a) is publicly known prior or subsequent to disclosure without breach of confidentiality obligations by such Party or its employees, consultants or agents; (b) was in such Party’s possession at the time of disclosure without any restrictions on further disclosure; (c) is received by such receiving Party, without any restrictions on further disclosure, from a Third Party who has the lawful right to disclose it; or (d) is independently developed by employees or agents of the receiving Party who had no access to the disclosing Party’s Confidential Information.

11.2        Authorized Disclosure. Nothing herein shall preclude a Party from disclosing the Confidential Information of the other Party to the extent:

(a)          such disclosure is reasonably necessary (i) for the filing or prosecuting of Patents as contemplated by this Agreement; (ii) to comply with the requirement of Regulatory Authorities with respect to obtaining and maintaining Regulatory Clearance and/or Approval (or any pricing and reimbursement approvals) of any Licensed Product; or (iii) for prosecuting or defending litigations as contemplated by this Agreement;

(b)          such disclosure is reasonably necessary to its employees, agents, consultants or contractors on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(c)          such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(d)          such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, a valid order of a court of competent jurisdiction, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to any of Sections 11.2(a) through 11.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

11.3        Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party shall return to the other Party all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

11.4        Publicity; Terms of the Agreement; Confidential Treatment.

(a)          The Parties agree that the terms of this Agreement (including without limitation any exhibits and schedules hereto) shall be considered Confidential Information of each Party, subject to the special authorized disclosure provisions set forth in Section 11.2 and this Section 11.4.

(b)          If either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, conditioned or delayed. A Party commenting on such a proposed press release shall provide its comments, if any, within three (3) Business Days after receiving the press release for review. In addition, to the extent required by applicable Laws, including regulations promulgated by applicable security exchanges, each Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Clearances and/or Approvals in the Territory as they occur, subject to the other Party’s consent as to form and substance of such announcement, which shall not be unreasonably withheld, conditioned or delayed. In relation to the other Party’s review and approval of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 11.4, provided such information remains accurate as of such time.

(c)          In addition, the Parties acknowledge that either or both Parties may be obligated to file under applicable law and regulation a copy of this Agreement with the USA Securities and Exchange Commission or similar stock exchange authorities or other governmental authorities. Each Party shall be entitled to make such a required filing; provided, however, that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

11.5        Technical Publication. Neither Party may publish peer reviewed manuscripts or give other forms of public disclosure such as abstracts and media presentations (such disclosure collectively, for purposes of this Section 11.5, “publication”), of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to the Licensed Product at least thirty (30) days (or at least ten (10) days in the case of abstracts and media presentations) prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within twenty (20) days (or within five (5) days in the case of abstracts and media presentations) after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s reasonable request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to sixty (60) days in the event that the other Party can demonstrate reasonable need for such delay in order to accommodate the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within such twenty (20) day period (or five (5) day period, as the case may be), such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 11.5 after the thirty (30) day period (or ten (10) day period, as the case may be) has elapsed. The Party seeking publication shall provide the other Party a copy of the publication at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

11.6        Equitable Relief. Each Party acknowledges that its breach of Article 11 of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunctive and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 11 by the other Party. The rights and remedies provided to each Party in this Article 11 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

Article 12
TERM AND TERMINATION

12.1        Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the terms of this Article 12, shall continue for a period of ten (10) years (the “Initial Term”). Upon expiration of the Initial Term, this Agreement will automatically renew for additional two (2) year periods unless either Party gives written notice of termination at least ninety (90) days prior to the expiration of the then-current term, which shall cause this Agreement to terminate at the end of the then-current term (each period, a “Renewal Term” and together with the Initial Term, the “Term”).

12.2        Termination by CCT.

(a)          For Patent Challenge. CCT may terminate this Agreement in its entirety immediately upon written notice to Alliqua if Alliqua or its Affiliates (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any CCT Patent anywhere in the world.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          For Failure to Meet Thresholds.

(i)          In the event that gross sales of a Licensed Product during the second Launch Year for such Licensed Product are less than (x) Five Million Dollars ($5,000,000) or alternatively, (y) the new gross sales volume agreed to by the Parties pursuant to Section 7.4, as the case may be (the “Minimum Sales Threshold”), CCT shall have the right to terminate solely with respect to such Licensed Product, on a Licensed Product-by-Licensed Product basis (but not with respect to the Agreement in its entirety), on sixty (60) days’ written notice to Alliqua (a “Sales Threshold Default”), which notice of such Sales Threshold Default must be delivered to Alliqua within thirty (30) calendar days following the delivery of the royalty report for the fourth Launch Year Quarter of the second Launch Year (a “Sales Threshold Default Notice”). Upon receipt of a Sales Threshold Default Notice, Alliqua may cure the Sales Threshold Default solely for the second Launch Year by (i) paying to CCT an amount equal to the difference between the Annual License Fee for the second Launch Year and the aggregate royalties which would be due to CCT if gross annual sales of such Licensed Product for the second Launch Year were Five Million Dollars ($5,000,000) (or the alternative Minimum Sales Threshold, as the case may be) or (ii) by demonstrating to the reasonable satisfaction of CCT that the gross annual sales of such Licensed Product will reach an annualized run rate of Five Million Dollars ($5,000,000) (or the alternative Minimum Sales Threshold) as of the second Launch Year Quarter of the third Launch Year.

(ii)         In the event gross annual sales of any Licensed Product for the third Launch Year or any subsequent Launch Year thereafter are less than Five Million Dollars ($5,000,000) (or the alternative Minimum Sales Threshold, as the case may be) each of CCT and Alliqua shall have the right to terminate this Agreement solely with respect to such Licensed Product, on a Licensed Product-by-Licensed Product basis (but not with respect to the Agreement in its entirety) upon six months’ prior written notice to the other Party, which notice of such termination must be delivered to the other Party within sixty (60) calendar days following the delivery of the royalty report for the fourth Launch Year Quarter of the applicable Launch Year. Notwithstanding the foregoing, in the event that in the third Launch Year the gross annual sales of a Licensed Product are less than Five Million Dollars ($5,000,000) (or the alternative Minimum Sales Threshold, as the case may be), the Parties may discuss alternative options to the termination of this Agreement with respect to such Licensed Product, including, without limitation, the sale of all rights in and to such Licensed Product to Alliqua.

(c)          Termination by Either Party. This Agreement may be terminated by either Party in its entirety upon the issuance of a final order or decree issued in a bona fide proceeding by or before a competent judicial authority that a Licensed Product infringed the intellectual property rights of a Third Party, if, after receiving such issuance of a final order or decree of infringement, CCT or Alliqua, as applicable, fails to or is unable to cure such infringement within sixty (60) days from the date of issuance.

12.3        Termination for Breach.

(a)          Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement (including, but not limited to, failure of Alliqua to exert Commercially Reasonable Best Efforts in accordance with the terms set forth in this Agreement) and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within sixty (60) days from the date of such notice.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)          If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 12.3(a), and such alleged breaching Party provides the other Party notice of such dispute within the applicable cure period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 12.3(a) unless and until an arbitrator, in accordance with Article 13, has determined that the alleged breaching Party has materially breached the Agreement and such breaching Party fails to cure such breach within the applicable cure period (measured as commencing after the arbitrator’s decision). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

12.4        Termination for Bankruptcy. To the extent permitted under applicable Laws, if at any time during the Term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Non-Bankrupt Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party. It is agreed and understood that if the Non-Bankrupt Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Non-Bankrupt Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means: (a) filing, in any court or agency pursuant to any statute or regulation of any state or country, (i) a petition in bankruptcy or insolvency, (ii) for reorganization or (iii) for the appointment of (or for an arrangement for the appointment of) a receiver or trustee of the Bankrupt Party or of its assets; (b) with respect to the Bankrupt Party, being served with an involuntary petition filed in any insolvency proceeding, which such petition is not dismissed within sixty (60) days after the filing thereof; (c) proposing or being a party to any dissolution or liquidation when insolvent; or (d) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 USAC. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 USAC. § 365(o) of the Bankruptcy Code, the Non-Bankrupt Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 USAC. § 365(n) of the Bankruptcy Code, and any other relevant Laws.

12.5        Termination for Safety, Legal or Economic Risks. Either Party may terminate this Agreement on a Licensed Product-by-Licensed Product basis, or in the entirety, immediately upon thirty (30) days prior written notice to the other Party if the terminating Party is advised in writing by its outside legal counsel that it is not advisable for Alliqua to continue the Commercialization of such Licensed Product in the Territory as a result of an actual, threatened or perceived significant safety, legal or economic risk regarding such Licensed Product as the result of any Law, decree, resolution, Liabilities resulting from any Claim, or any decision of a Governmental Authority or Regulatory Authority or change in the interpretation of any current Law, decree, resolution or decision by a Governmental Authority or Regulatory Authority, provided that a Party may only terminate this Agreement in the entirety if the actual, threatened or perceived significant safety, legal or economic risk relates to the Licensed Products as a whole. Notwithstanding the foregoing, in the event that CCT purports to terminate this Agreement with respect to a Licensed Product pursuant to this Section 12.5, the Parties may discuss alternative options to the termination of this Agreement with respect to such Licensed Product, including, without limitation, the sale of all rights in and to such Licensed Product to Alliqua.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

12.6        Effect of Termination.

(a)          General. Upon any termination (but not expiration) of this Agreement in whole or in part, (i) all licenses and rights granted to Alliqua under this Agreement or with respect to each Licensed Product, as applicable, shall terminate, (ii) Alliqua shall immediately transfer and assign to CCT or its designee all materials, Know-How, Regulatory Materials, licenses, Third Party agreements and other items as are reasonably necessary for CCT to continue the Development and Commercialization of the Licensed Product(s) and (iii) Alliqua shall immediately cease all sales, marketing and distribution of the Licensed Product(s), subject to Section 12.6(d), below.

(b)          Additional Effects of Termination. Without limiting the generality of Section 12.6(a), the following rights and consequences shall apply upon any termination of this Agreement, it being understood that if this Agreement terminates on a Licensed Product-by-Licensed Product basis, that this Section 12.6(b) shall apply only with respect to the terminated Licensed Product, provided that if this Agreement is terminated with respect to all License Products hereunder, that this Agreement shall automatically terminate without any further action by the Parties:

(i)          Regulatory Materials; Data. To the extent permitted by applicable Laws, Alliqua shall transfer and assign to CCT all Regulatory Materials to extent such Regulatory Materials are not owned by CCT, and related data and Know-How relating to the Licensed Product(s) and shall treat the foregoing as Confidential Information of CCT (and not of Alliqua) under Article 11; provided that Alliqua shall be allowed to retain any such materials that a Regulatory Authority requires Alliqua to retain under applicable Laws.

(ii)         Alliqua Assignment. Alliqua hereby irrevocably assigns to CCT, effective upon such termination, a non-exclusive, fully paid, worldwide, fully transferrable, irrevocable license (with the right to grant sublicenses through multiple tiers) to all intellectual property, including all Patents and Know-How (i) Controlled by Alliqua (or its Affiliates) as of the effective date of such termination and (ii) related to or useful in connection with the Licensed Product(s).

(iii)        Trademarks. Alliqua shall assign to CCT all right, title and interest in and to the Product Marks (excluding any such marks that include, in whole or part, any corporate name or logo of Alliqua) throughout the Territory.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(iv)        Transition Assistance. Alliqua shall provide such assistance, at no cost to CCT, as may be reasonably necessary or useful for CCT to continue Developing and/or Commercializing the Licensed Product(s) throughout the Territory, including assigning or amending as appropriate, upon request of CCT, any agreements or arrangements with Third Party vendors and/or distributors to Develop and/or Commercialize the Licensed Product(s). To the extent that any such contract between Alliqua and a Third Party is not assignable to CCT, Alliqua shall reasonably cooperate with CCT to arrange to continue to provide such services for a reasonable time after termination. Alliqua shall not, during such applicable notice period, take any action that could reasonably be expected to have a material adverse impact on the further Development and Commercialization of any Licensed Product.

(c)          Inventories. Subject to Section 12.6(d), below, in the event this Agreement terminates other than for CCT’s breach of the Agreement in accordance with Section 12.3(a), then CCT shall have the right to purchase from Alliqua any and all of the inventory of the Licensed Product(s) held by Alliqua as of the effective date of termination at a price equal to Alliqua’s actual cost to acquire or manufacture such inventory. CCT shall notify Alliqua within thirty (30) days after the effective date of termination whether CCT elects to exercise such right. Notwithstanding the foregoing, in the event this Agreement is terminated in accordance with Sections 12.3 and 12.4 due to an Event of Bankruptcy relating to Alliqua, Alliqua shall immediately transfer, at no cost to CCT, any and all inventory of the Licensed Product(s) held by Alliqua as of the effective date of termination.

(d)          Alliqua’s Right to Sell Off. In the event this Agreement terminates other than for Alliqua’s breach of the Agreement in accordance with Section 12.3(a), then CCT, at its option, shall (i) have the right to purchase from Alliqua any and all of the inventory of Licensed Products held by Alliqua as of the effective date of termination in accordance with the terms of Section 12.6(c), above, or (ii) permit Alliqua, for a period of ninety days (90) from the effective date of termination, to market, distribute, offer to sell and sell off then-existing inventory of Licensed Products then on hand (the period referred to in this Section 12.6(d)(ii), the “Sell-Off Period”). If CCT elects to allow Alliqua to sell off its then-existing inventory of Licensed Products in accordance with Section 12.6(d)(ii), following the expiration of the Sell Off Period, Alliqua shall immediately cease all sales, marketing and distribution of the then-existing inventory Licensed Products on hand as of the end of such Sell-Off Period, and CCT, at its option, shall (x) have the right to purchase from Alliqua any and all of the inventory of Licensed Products held by Alliqua as of the last date of the Sell-Off Period at a price equal to Alliqua’s actual cost to acquire or manufacture such inventory, or (y) instruct Alliqua to destroy or donate (to a recognized not-for-profit charitable organization, provided however, that such inventory is not further re-sold or distributed for profit) such remaining inventory.

For clarity, Alliqua shall continue to perform all of its obligations under this Agreement with respect to the Development and Commercialization of Licensed Products until the effective date of termination and shall not modify in any material respects such activities from past practices during such period.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

12.7         Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: 1, 7.3, 8, 9.4, 10, 11, 12.6, 13, 14 and this Section 12.7.

Article 13
DISPUTE RESOLUTION

13.1         Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 13 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

13.2         Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within thirty (30) days after such notice is received, including at least one (1) in-person meeting of the Executive Officers within twenty (20) days after such notice is received. If the Executive Officers are not able to resolve such dispute referred to them within such thirty (30) day period, then Section 14.11 shall control.

13.3         Patent and Trademark Disputes. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Covering the manufacture, use, importation, offer for sale or sale of any Licensed Product or of any trademark rights relating to any Licensed Product shall be submitted to a court of competent jurisdiction in the country in which such Patent or trademark rights were granted or arose.

13.4         Equitable Relief. Nothing in this Article 13 shall prevent either Party from seeking equitable or other relief in a court of competent jurisdiction. All rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

Article 14
MISCELLANEOUS

14.1         Entire Agreement; Amendment. This Agreement, together with the exhibits and schedules attached hereto, which are hereby incorporated herein, represents the entire agreement and understanding between the Parties with respect to its subject matter and supersedes and terminates any prior and/or contemporaneous discussions, representations or agreements, whether written or oral, of the Parties regarding the subject matter hereto, and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof (including for the Prior CDA). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. Amendments or changes to this Agreement shall be valid and binding only if in writing and signed by duly authorized representatives of the Parties.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

14.2         Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). If a force majeure persists for more than ninety (90) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure, and if the force majeure prevents CCT from performing its obligations under either Joint Development Plan for a period of more than one hundred and eighty (180) days, Alliqua shall have the right to terminate this Agreement pursuant to Section 12.3.

14.3         Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to CCT:	Anthrogenesis Corporation, d/b/a Celgene Cellular Therapeutics

Attn.: Chief Executive Officer

33 Technology Drive

Warren, NJ  07059-5148

Fax: [****]

With a copy to (which shall not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attn: Robert A. Cantone, Esq.

Fax No.: (212) 969-2900

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

and

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attention: General Counsel

Fax: [****]

If to Alliqua:	Alliqua, Inc.

2150 Cabot Boulevard West

Langhorne, Pennsylvania 19047

Attention: Chief Executive Officer

Fax No.: [****]

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, New Jersey 07068

Attention: Michael Lerner, Esq.

Fax No.: (973) 597-6395

14.4         No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

14.5         Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign this Agreement without the consent of the other Party, effective upon written notice to the other Party thereof, to (i) an Affiliate of such Party, provided that the Party hereunder who assigns this Agreement agrees in writing to continue to be bound by and subject to the terms and conditions of this Agreement and (ii) any Person who acquires all or substantially all of such Party’s assets or that is the surviving entity in a merger, recapitalization, combination or other similar transaction with such assigning Party and who agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Further, CCT may assign without Alliqua’s consent its rights to payments received under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any attempted or purported assignment in violation of this Section 14.5 shall be null and void.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

14.6         Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.7         Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.8         Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties shall negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement.

14.9         No Waiver. No provision of this Agreement can be waived except by the express written consent of the Party waiving compliance. Except as specifically provided for herein, the waiver from time to time by either Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

14.10         Independent Contractors. For all purposes under this Agreement, Alliqua and CCT and their respective Affiliates are independent contractors with respect to each other, and shall not be deemed to be an employee, agent, partner or legal representative of the other Party. This Agreement does not grant any Party or its employees, consultants or agents any authority (express or implied) to do any of the following without the prior express written consent of the other Party: create or assume any obligation; enter into any agreement; make any representation or warranty; serve or accept legal process on behalf of the other Party; settle any claim by or against the other Party; or bind or otherwise render the other liable in any way.

14.11         Governing Law. This Agreement shall be governed by the laws of the state of New York, without regard to its choice of law provisions that would require the application of the laws of a different jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the state and federal courts sitting in the County and State of New York for the adjudication of disputes arising out of or relating to this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

14.12         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same legal instrument. Facsimile or PDF execution and delivery of this Agreement by any Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party. The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The Parties agree they will have no rights to challenge the use or authenticity of this document based solely on the absence of an original signature.

[Signature page follows]

In Witness Whereof, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

Alliqua, Inc.		Anthrogenesis Corporation (D/B/A CCT)

By:	/s/ David Johnson	By:	/s/ Perry Karsen
Name: David Johnson		Name: Perry Karsen
Title: Chief Executive Officer		Title: Chief Executive Officer

[Signature Page to License, Marketing and Development Agreement]

Exhibit A

Patents

Docket No.	Country	Case Status	Application No.	Application Date	Registration No.	Registration Date
009516-0148-999	United States of America	Abandoned	10/397,867	Mar-26-2003
009516-0389-888	United States of America	Expired	60/699,441	Jul-13-2005
009516-0389-999	United States of America	Issued	11/485,840	Jul-12-2006	7,928,280	Apr-19-2011
012827-0102-999	United States of America	Abandoned	13/089,029	Apr-18-2011
012827-0372-999	United States of America	Pending	13/711,331	Dec-11-2012

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exhibit B

Joint Development Plan

[****] – [****] Study
Study Design: [****]
Target Investigators: [****]
Number of Patients: [****]
Key Endpoints: [****]
Timelines: [****] Contracts and Protocol: [****] Enrollment: [****] Clinical Study Report: [****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

[****] Study
Study Design: [****]
Target Investigators: [****]
Number of Patients: [****]
Key Endpoints: [****]
Timelines: [****] Contracts and Protocol: [****] Enrollment: [****] Post Study Evaluations: [****]

Ongoing Additional Clinical Plans:

[****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exhibit C

CCT Marks

BIOVANCE®

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Schedule 7.1(a)

Annual License Fees

Annual License Fees for Biovance:

(a)          for the first Launch Year, the greater of (i) [****] (subject to adjustment as provided in Section 7.4 of this Agreement); and

(b)          for the second Launch Year and each Launch Year thereafter, the greater of (i) [****] or (ii) [****] (subject to adjustment as provided in Section 7.4 of this Agreement).

Annual License Fees for ECMs:

(a)          for the first Launch Year, the greater of (i) [****] or (ii) [****] (subject to adjustment as provided in Section 7.4 of this Agreement); and

(b)          for the second Launch Year and each Launch Year thereafter, the greater of (i) [****] or (ii) [****] (subject to adjustment as provided in Section 7.4 of this Agreement).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Schedule 7.1(b)

Annual License Fees and Base Purchase Price Examples

By way of example only for Biovance, assuming that the Base Purchase Price is equal to [****]:

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall pay to CCT an Annual License Fee for that Launch Year of [****].

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall pay to CCT an Annual License Fee for that Launch Year of [****].

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall not be required pay to CCT any Annual License Fee for that Launch Year.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Schedule 7.1(b) (cont’d)

Annual License Fees and Base Purchase Price Examples

By way of example only for ECMs, assuming that the Base Purchase Price is equal to [****]:

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall pay to CCT an Annual License Fee for that Launch Year of [****].

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall pay to CCT an Annual License Fee for that Launch Year of [****].

If the Annual License Fee due for a Launch Year is [****] and the aggregate amount paid by Alliqua in that Launch Year for such Licensed Product is [****], Alliqua shall pay to CCT an Annual License Fee for that Launch Year of [****].

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Schedule 7.2
Milestone Payments

	Milestone Event for Biovance	Milestone Payment
1	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
2	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
3	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
4	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]

	Milestone Event for ECMs	Milestone Payment
5	510(k) or other Regulatory Clearance and/or Approval	[****]
6	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
7	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
8	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]
9	At such time as aggregate annual Net Sales for any rolling twelve month period equal or exceed [****]	[****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Schedule 7.3(a)

Royalties

Annual Net Sales of Biovance in the Territory	Royalty Rate
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)

Annual Net Sales of ECMs in the Territory	Royalty Rate
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)
[****]	[****] Percent ([****]%)

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

[****]